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                                                                    EXHIBIT 10.2

                   MADISON DEARBORN CAPITAL PARTNERS II, L.P.
                          OLYMPUS GROWTH FUND II, L.P.
                          OLYMPUS EXECUTIVE FUND, L.P.


                                July 10, 1997

Commerce Security Bancorp, Inc.
7777 Center Avenue
Huntington Beach, CA  92647

   Attention: Robert P. Keller, President

Dartmouth Capital Group, L.P.
7777 Center Avenue
Huntington Beach, CA  92647

   Attention: Robert P. Keller, President


     Re:  RESALE OF SUBORDINATED CAPITAL INCOME SECURITIES, SERIES A -- EXPENSES


Gentlemen:

     Reference is hereby made to that certain Purchase Agreement, dated July 10, 1997 (the "Purchase Agreement"), by and among Lehman Brothers Inc. ("Lehman"), Madison Dearborn Capital Partners II, L.P. ("MDP"), Olympus Growth Fund II, L.P. ("OGF"), Olympus Executive Fund, L.P. ("OEF," and together with OGF, "Olympus"), Dartmouth Capital Group, L.P. ("DCG") and Commerce Security Bancorp, Inc. ("CSBI"). Capitalized terms used in this letter and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

     Notwithstanding anything to the contrary contained in the Purchase Agreement, MDP, Olympus, CSBI and DCG hereby agree as follows:

     1. LEHMAN COMMISSION. Pursuant to Section 3 of the Purchase Agreement, Sellers have agreed to pay the $900,000 commission owed to Lehman as of the Closing by reducing pro rata as shown on Schedule 1 to the Purchase Agreement the proceeds to be received by the Sellers upon the sale of the Securities to Lehman. The parties hereto have agreed to reallocate among them the burden of Lehman's fee as follows:


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Commerce Security Bancorp, Inc.
Dartmouth Capital Group, L.P.
July 10, 1997
Page 2


          (a) CSBI will pay to DCG in immediately available funds as of the Closing Date an amount (the "DCG Amount") equal to (x) $143,931.01, representing DCG's share of the commission as set forth on Schedule 1 to the Purchase Agreement, MINUS (y) 15.9923% of the Interest Adjustment (as defined herein).

          (b) CSBI will pay to each of MDP and Olympus in immediately available funds as of the Closing Date an amount (the "Purchaser Amount"), representing a portion of the commission payable by MDP, OGF and OEF, as set forth on Schedule 1 to the Purchase Agreement, less an allocable portion of the Interest Adjustment. The Purchaser Amount shall be calculated as follows, rounded to the nearest cent:

            (i)     $175,000, MINUS

           (ii)     one half of the DCG Amount, MINUS

          (iii)     one-half of the Interest Adjustment.

     CSBI shall allocate the Purchaser Amount payable to Olympus between OGF and OEF on a 99:1 ratio.

     2. INTEREST ADJUSTMENT. The Interest Adjustment shall be equal to the product, rounded to the nearest cent, of (x) $576.1875 MULTIPLIED by (y) the number of days elapsed from and including June 30, 1997 to and including the date next preceding the Closing Date under the Purchase Agreement.

     3. EXPENSES. Each of MDP and Olympus will bear one half of all reasonable out-of-pocket expenses incurred by CSBI, DCG, MDP, or Olympus in connection with the resale of the Securities pursuant to the Purchase Agreement (other than the commission payable to Lehman), including, without limitation, all reasonable disbursements of such attorneys or accountants retained by any of MDP, Olympus, CSBI or DCG, and the expenses payable to Lehman under the terms of the Purchase Agreement, excluding in each case any expense or other cost payable pursuant to Section 6(d) or (e) of the Purchase Agreement, which shall be borne by the Company, and any expense or other cost payable pursuant to Section 9 of the Purchase Agreement, which shall be borne by the parties in the manner specified therein. As between OGF and OEF, Olympus's share of the reimbursable expenses covered by this section will be allocated on a 99:1 ratio.


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Commerce Security Bancorp, Inc.
Dartmouth Capital Group, L.P.
July 10, 1997
Page 3


     4.   REGISTRATION OF THE SECURITIES.

          (a) Except as expressly provided in the following subsection (b), each of MDP and Olympus will bear one-quarter of all reasonable out-of-pocket costs, fees or other expenses, including, without limitation, reasonable legal and accounting fees, filing fees and printing costs, incurred by CSBI in fulfilling its obligations pursuant to the Registration Rights Agreement referenced in the Purchase Agreement, in each case to the extent such costs, fees or other expenses are in addition to costs, fees or other expenses that CSBI would incur in the ordinary course of meeting its reporting obligations under Section 13 or 15(d) of the Exchange Act, and excluding costs, fees or other expenses incurred pursuant to Sections 8 or 9 of the Registration Rights Agreement. Each of MDP and Olympus shall reimburse CSBI for their respective share of such costs, fees or other expenses promptly after receipt of a written request therefor which reasonably documents the allocation of such costs, fees or other expenses.

          (b) Each of MDP and Olympus shall reimburse CSBI for one-half of any Additional Interest (as defined in Section 5 of such Registration Rights Agreement) payable by CSBI on the Junior Subordinated Debentures as a consequence of a Registration Default (as defined therein) pursuant to clause (x) of such Section 5, but only to the extent that such Additional Interest accrues during the first 90 days of such a Registration Default. Each of MDP and Olympus shall reimburse CSBI for their respective share of such Additional Interest promptly after receipt of a written request therefor setting forth in reasonable detail the calculation thereof. Except as expressly provided in the immediately preceding sentence, CSBI shall bear the cost of, and not be entitled to reimbursement from MDP or Olympus for, all of the amounts of Additional Interest, if any, payable by CSBI on the Junior Subordinated Debentures.

          (c) As between OGF and OEF, Olympus's share of the reimbursable expenses and Additional Interest covered by this Section 4 will be allocated on a 99:1 ratio.



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Commerce Security Bancorp, Inc.
Dartmouth Capital Group, L.P.
July 10, 1997
Page 4


     Please confirm you agreement with the foregoing by signing this letter below. Upon signing, this letter shall constitute the binding obligation of the signatories hereto.

                    Sincerely,

                    MADISON DEARBORN CAPITAL PARTNERS II, L.P.
                    By: Madison Dearborn Partners II, L.P., its General Partner
                    By: Madison Dearborn Partners, Inc., its General Partner

                         By:
                            -------------------------------
                         Name:  Paul R. Wood
                         Title: Vice President

                    OLYMPUS GROWTH FUND II, L.P.
                    By:  OGF II, L.P., its general partner
                    By:  Conroy, L.L.C., its general partner

                         By:
                            -------------------------------
                         Name:  James A. Conroy
                         Title: Member

                    OLYMPUS EXECUTIVE FUND, L.P.
                    By:  OEF, L.P., its general partner
                    By:  Conroy, L.L.C., its general partner

                         By:
                            -------------------------------
                         Name:  James A. Conroy
                         Title: Member

AGREED AND CONFIRMED
as of the date first written above

COMMERCE SECURITY BANCORP, INC.

By:
   -------------------------------
Name:  Curt A. Christianssen
Title: Treasurer and Chief Financial Officer

DARTMOUTH CAPITAL GROUP, L.P.
By:  Dartmouth Capital Group, Inc., its general partner

By:
   -------------------------------
Name:  Curt A. Christianssen
Title: Treasurer


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Commerce Security Bancorp, Inc.
Dartmouth Capital Group, L.P.
July 10, 1997
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